SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TIME WARNER TELECOM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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10475 Park Meadows Drive

Littleton, Colorado 80124

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Time Warner Telecom Inc.:

We will hold the Annual Meeting of Stockholders of Time Warner Telecom Inc. (the “Company”) at the Denver Marriott South, 10345 Park Meadows Drive, Littleton, Colorado 80124, on June 3, 2004, at 9:00 a.m., MDT.

The meeting’s purpose is to:

1.	Elect nine directors;

2.	Approve the 2004 Qualified Stock Purchase Plan;

3.	Ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2004; and

4.	Consider any other matters that properly come before the meeting and any adjournments.

Only stockholders of record of Class A and Class B common stock at the close of business on April 7, 2004 are entitled to receive notice of and to vote at the meeting. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. A list of the stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive office, 10475 Park Meadows Drive, Littleton, Colorado 80124.

If you wish to vote shares held in your name in person at the meeting, please bring your proxy card or proof of identification to the meeting. If you hold your shares in street name (that is, through a broker or other nominee), you must request a proxy card from your broker in order to vote in person at the meeting. If you plan to attend in person, please advise us no later than May 25, 2004 by calling 303-566-1692 or by sending an email to ir@twtelecom.com. We may ask each stockholder to present valid picture identification, such as a driver’s license or passport. If you hold the Company’s stock in brokerage accounts, you must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

We have enclosed the Company’s 2003 annual report, the 2003 Form 10-K, and the proxy statement with this notice of annual meeting.

Please vote, sign, and mail the enclosed proxy card as soon as possible to assure you are represented at the meeting. We have enclosed a return envelope, which requires no postage if mailed in the United States, for that purpose. The Board of Directors is soliciting your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Paul B. Jones
Senior Vice President—General Counsel and
Regulatory Policy and Secretary

May 6, 2004

PLEASE VOTE. YOUR VOTE IS IMPORTANT.

TIME WARNER TELECOM INC.

10475 Park Meadows Drive

Littleton, Colorado 80124

Annual Meeting of Stockholders

Proxy Statement

Annual Meeting	June 3, 2004
9:00 a.m., MDT

Location	Marriott Denver South
10345 Park Meadows Drive
Littleton, Colorado 80124

Record Date	Close of business on April 7, 2004. If you were a stockholder at that time, you may vote at the meeting. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes. You may not cumulate votes. On March 15, 2004, 49,624,806 shares of our Class A common stock and 65,936,658 shares of our Class B common stock, for a total of 115,561,464 shares of common stock, were outstanding. As of March 15, 2004, the holders of Class B common stock have approximately 93% of the voting power of the Company. As a result, holders of the Class B common stock have the ability to control all matters requiring stockholder approval, including the election of directors. The holders of the Class B common stock have indicated to us their intention to vote in favor of agenda items 1, 2 and 3 described below.

Agenda	1. Elect nine directors.

2. Approve the 2004 Qualified Stock Purchase Plan.

3. Ratify the appointment of Ernst & Young LLP as our independent auditors for 2004.

4. Any other proper business.

Proxies	Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies “for” the Board of Directors’ nominees and “for” agenda items 2 and 3. The Board of Directors or proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the Board of Directors or proxy holders will vote for a person whom they believe will carry on our present policies.

Proxies Solicited By	The Board of Directors.

First Mailing Date	We anticipate the first mailing of this proxy statement on or about May 6, 2004.

Revoking Your Proxy	You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed on page 28 under “Voting Procedures / Revoking Your Proxy.”

Solicitation Costs	We will pay the costs of soliciting proxies from stockholders.

PLEASE VOTE. YOUR VOTE IS IMPORTANT.

Proposal 1—Election of Directors

The Board of Directors currently has nine positions. Proxy holders will vote for the nine nominees listed below. All nominees are currently members of the Board of Directors and their terms will continue until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each of the nominees has consented to serve on the Board of Directors until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified, except for Mr. Muller. Mr. Muller is standing for election at this Annual Meeting, but is not expected to serve the full term. He has indicated that he plans to leave the Board prior to year end 2004, once the Nominating Committee identifies and the Board elects an appropriate successor. If any nominee is unable to serve as a director, the current Board of Directors may designate a substitute nominee and the proxy holders will vote all valid proxies for the election of the substitute nominee.

Our stock is listed on Nasdaq and we are subject to Nasdaq corporate governance rules. Those rules generally require the majority of the board of directors of listed issuers to be comprised of independent directors, unless more than 50% of the voting power of the issuer is held by an individual, a group or another company. Affiliates of Time Warner Inc. held 71.1% of our voting power as of March 15, 2004, and as a result we are not required to have independent directors comprise a majority of our board.

The following nominees, other than the independent nominees, Anthony Muller, Theodore Schell, and Mary Agnes Wilderotter, have been nominated by affiliates of Time Warner Inc., Advance Telecom Holdings Corporation, and Newhouse Telecom Holdings Corporation, the Class B Stockholders of the Company with nominating rights. See “Certain Relationships and Related Transactions—Stockholders’ Agreement.” The nominees for independent directors, Messrs. Muller and Schell, and Ms. Wilderotter, have been approved by all of the directors other than the CEO and the independent directors as required by the Company’s Restated Certificate of Incorporation. Pursuant to a Stockholders’ Agreement among the Class B Stockholders and the Company, each Class B Stockholder has agreed to vote its shares of Class B common stock in favor of the following nominees. Since the Class B Stockholders represent approximately 93% of the voting power of the Company, their vote in favor of the nominees will be sufficient to elect these nominees regardless of the vote of any other stockholders. The nine nominees who receive the greatest number of votes cast for the election of directors by holders of shares will become our directors. A vote withheld from a nominee in the election of directors will be excluded from the vote and will have no effect.

Board Nominees

Name and Age	Director Since	Principal Occupation and Other Information

Larissa L. Herda (45)	July 1998

Chairman of the Company since June 2001. President and Chief Executive Officer of the Company since June 1998.

Senior Vice President Sales of the Company from March 1997 to June 1998.

Employed by MFS Telecom, Inc., a competitive local exchange carrier, from 1989 to 1997, most recently as Southeast Regional Vice President and General Manager.

Name and Age	Director Since	Principal Occupation and Other Information

Glenn A. Britt (55)	July 1998

Chairman and Chief Executive Officer of Time Warner Cable Inc. since August 2001; President of Time Warner Cable Inc. since January 1999.

Chief Executive Officer and President of Time Warner Cable Ventures, a division of Time Warner Cable Inc., prior to January 1999.

Vice President of the Company and non-executive Chairman of the Board of Directors from July 1998 to June 2001.

Director of Xerox Corp. since March 2004.

Richard J. Davies (56)	October 1998

Senior Vice President, Corporate Development of Time Warner Cable Inc. since January 1999.

Senior Vice President of Time Warner Cable Ventures from June 1996 to December 1998.

Chief Financial Officer of the Company from March 1993 to June 1996.

Spencer B. Hays (59)	October 1999

Senior Vice President and Deputy General Counsel of Time Warner Inc. since January 11, 2001. Prior to that time, Vice President and Deputy General Counsel of Time Warner Inc., since its formation in 1990.

Prior to 1990 employed in various capacities by Time Warner Inc.’s predecessor, Warner Communications Inc., most recently as Senior Vice President and General Counsel.

Robert D. Marcus (39)	April 2003

Senior Vice President, Mergers and Acquisitions of Time Warner Inc. since June 2002.

Senior Vice President, Content Businesses of Time Warner Inc. from April 2001 to June 2002.

Executive Vice President, Business Development of Time Warner Digital Media from December 1999 to April 2001.

Vice President, Mergers and Acquisitions of Time Warner Inc. from January 1998 to December 1999.

Robert J. Miron (66)	July 1998

Chairman and Chief Executive Officer of Advance/Newhouse Communications since July 2002.

President of Advance/Newhouse Communications from April 1995 to July 2002.

President of Newhouse Broadcasting Corporation from October 1986 to April 1995.

Name and Age	Director Since	Principal Occupation and Other Information

Anthony R. Muller (61)	May 2003

Executive Vice President and Chief Financial Officer of JDS Uniphase Corporation, a telecommunications component manufacturer, from January 1998 to February 2003.

Director and Audit Committee Chairman of Silicon Graphics, Inc., a manufacturer of high performance computers, since January 2003.

Director and Audit Committee Chairman of Webex Communications, Inc., a provider of Internet infrastructure for business communications, since February 2002.

Theodore H. Schell (59)	February 2001

Managing Director, Associated Group, an investment company based in New York, NY since March 2004.

General Partner, APAX Partners, Inc., an investment company, from July 2000 to July 2003.

Senior Vice President, Strategy and Corporate Development, Sprint Corporation from July 1989 to June 2001.

President and CEO of Realcom Communications Corporation, an integrated provider of voice and data telecommunications services, from June 1983 to June 1988.

Mary Agnes Wilderotter (49)	January 2004

Senior Vice President, World Wide Public Sector of Microsoft Corporation since November 2002.

President and Chief Executive Officer of Wink Communications, a provider of technology for interactive television, from January 1997 to October 2002.

Executive Vice President of National Operations for AT&T Wireless Services, Inc. and Chief Executive Officer of Claircom, its aviation communications division, from August 1995 to January 1997.

Vote Required

Approval of the election of the nominees to the Board requires a plurality of the votes cast at the meeting of stockholders by the holders of shares of Class A common stock of the Company and Class B common stock of the Company, voting together as a single class.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THESE NOMINEES.

Proposal 2—Approve the 2004 Qualified Stock Purchase Plan

Our Board adopted the 2004 Qualified Stock Purchase Plan (the “Plan”) in March 2004, subject to the stockholders’ approval. The Plan provides a means for our employees to purchase shares of our Class A common stock at a discount from market price. It is intended to facilitate capital accumulation by Eligible Employees in the form of Class A common stock and thereby foster employee identification with and commitment to our Company goals. The Plan is similar to our 2000 Qualified Stock Purchase Plan that will expire on September 30, 2004. The following discussion is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Appendix B. Capitalized terms that are not defined have the meanings given them in the Plan.

General

The Plan provides for the granting of Options to Eligible Employees (see “Eligibility”) to purchase shares of Class A common stock in semi-annual offerings under the Plan (an “Offering”), commencing October 1, 2004 and then on each April 1 and October 1 during the term of the Plan. If the stockholders of the Company do not approve the Plan prior to March 31, 2005, the Plan will terminate and we will as soon as practicable refund all payroll deductions made prior to that date. Approximately 1,975 persons are eligible to participate in the Plan.

Stock Subject to the Plan

The maximum number of shares that may be purchased under the Plan over the five year period commencing October 1, 2004 is 600,000 shares of Class A common stock. The Company may issue treasury shares or authorized and unissued shares of Class A common stock under the Plan.

Administration

The Human Resources and Benefits Committee of our Board currently has the authority to administer the Plan, although the Committee may delegate its authority to another individual or committee. The full Board will have this authority if there is no Committee. The Committee has authority to make uniform rules to carry out the provisions of the Plan and determine questions arising in the administration, interpretation and application of the Plan, which determinations are conclusive. The Committee may also make offerings to Eligible Employees on each April 1 and October 1 during the term of the Plan and determine the offering’s terms and conditions, including:

•	the aggregate number of shares available for purchase under the Plan in that Offering,

•	the purchase price of those shares, and

•	the number of shares available for purchase by an individual under that Offering.

Prior to each semi-annual Offering, the Committee will notify each Eligible Employee of each Offering of options to purchase shares under the Plan, and the deadline to elect to accept all or part of the option to purchase shares of Class A common stock under the Offering.

Eligibility

Only Eligible Employees defined as regular employees scheduled to work at least 20 hours per week on a regular basis will receive options under the Plan. Our Directors or persons who are treated for federal tax purposes as holding 5% or more of the total combined voting power or value of all classes of our stock may not participate. In addition, Board of Directors may exclude all employees who would be considered “insiders” under securities laws from the definition of “Eligible Employees” for purposes of a particular Offering under the Plan.

Options

Purchase Price. The purchase price per share of the shares under each Option is 85% of the market price of the Class A common stock on the start date of each semi-annual Offering. “Market price” means the closing sale price for the shares (as reported in the Nasdaq National Market Issues listing in The Wall Street Journal) on that date. However, if no sales of Class A common stock were made on that day, we will use the closing price on the next closest day within the semi-annual Offering period on which sales were made. As of the last day of each six-month purchase period, the Committee must determine an Alternative Offering Price that will be 85% of the Market Price of the Common Stock on that day. The Eligible Employee is obligated to purchase the number of Shares determined by dividing the total payroll deductions made during the Purchase Period by the lower of either the offering price at the beginning of the Offering or the Alternative Offering Price. However, the number of shares purchased by an Eligible Employee may not exceed the total number of shares originally covered by his or her Option.

Number of Shares Eligible for Purchase. Each Eligible Employee’s Option will allow the employee to elect to purchase the number of shares that (based on the price at the start of the Offering) can be purchased with from 1% to 15% of his or her compensation as of the commencement date of the Offering. For purposes of the Plan, compensation means the actual cash compensation paid to the employee during the purchase period including base pay, overtime, bonuses, cash incentives and commissions, but excluding relocation allowances, one-time recognition awards and severance.

The Plan contains provisions that prevent any Eligible Employee from violating provisions of the Internal Revenue Code that prohibit purchasing shares under the Plan that cause an employee to have five percent (5%) or more of the total combined voting power or value of all classes of the Company’s stock. In addition, no Eligible Employee may be granted an option to purchase stock worth more than $25,000 based on the fair market value of shares (at the time of grant) for each calendar year.

If all Eligible Employees in any one Offering elect to purchase more than the maximum number of shares specified by the Committee for that Offering, the Committee will pro-rate the shares in accordance with the number of shares subscribed for by each such Eligible Employee, so the total number of shares purchased under that Offering does not exceed the maximum.

Payroll Deductions. The total purchase price for the shares that each Eligible Employee has elected to purchase will be deducted from each Eligible Employee’s compensation through payroll deductions during the six month period of each Offering The payroll deductions will begin with the first payroll period in the purchase period and continue until the last payroll period of the purchase period. Each Eligible Employee who elects to purchase shares must also authorize us to make payroll deductions to cover the aggregate purchase price of those shares to be purchased under the accepted Option. If an Eligible Employee does not make a timely election to accept all or part of the Option and to authorize appropriate payroll deductions, that employee may not participate in that Offering.

If an Eligible Employee has a shortfall in payroll deductions due to leave of absence, temporary lay-off or temporary disability, the Eligible Employee may pay us any portion of the shortfall amount in a lump sum before the end of the Purchase Period. If any shortfall remains, the employee may only purchase the number of shares that his or her account, at the end of the Purchase Period, is sufficient to purchase. We will refund any cash balance to the Eligible Employee without interest.

An Eligible Employee who has accepted an Option under the Plan may, at any time prior to the last 30 days of the offering period, direct us to (i) reduce the payroll deduction, or (ii) cease deductions, effective for such employee’s next pay period. We will retain any sum previously deducted for the Offering until the end of the Purchase Period, and will apply that amount to the exercise of the employee’s Option. An Eligible Employee who stops payroll deductions may not later resume payroll deductions for the same purchase period. Any Eligible Employee who decreases payroll deductions may not later change the amount of deductions, but may stop deductions before the last 30 days of the period.

Term and Exercise. Any Eligible Employee may direct us to cancel the entire Option or request return of any portion of his or her account prior to the 30th day before the last day of the Purchase Period. If so, we will stop the employee’s payroll deduction for the employee and will refund all amounts deducted for the Offering.

An Eligible Employee who elects to purchase the shares under the Plan does not have the rights of a stockholder until he or she has paid the purchase price of such shares and the shares are credited to the employee’s account.

Employment Termination and Withdrawal. If an Eligible Employee terminates employment with us before the end of the Purchase Period, because of death, permanent disability, or retirement at or after age 65, the employee (or his or her legal representative, if applicable) may elect to receive at the conclusion of the Purchase Period the number of whole shares that the payroll deductions actually made are sufficient to purchase, plus any cash balance without interest credited to his or her account. That election must be made within three months of the event causing the termination of employment, and before the conclusion of the Purchase Period (except in the case of death), or the Option will be cancelled and we will refund all payroll deductions without interest.

If the employment of an Eligible Employee who has accepted an option to purchase shares is terminated for any reason other than those specified above, we will refund all payroll deductions without payment of interest and the former employee will have no right to purchase shares under the Plan.

Nontransferability. An Eligible Employee’s rights under the Plan and options are not transferable except by will or the laws of descent and distribution. If an Eligible Employee attempts to sell, pledge, assign or transfer his or her rights, the Eligible Employee’s Option will terminate.

Additional Provisions

Changes in Capitalization. If our common stock changes due to stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the Committee will appropriately adjust the number and class of shares available under the Plan and the number, class and Offering Price of shares under Option but not yet purchased under the Plan.

Other. All rights under the Plan are effective only if we comply with all applicable laws, rules and regulations and obtains any required approvals by any governmental agencies. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

At the end of each Purchase Period, we will establish an account with a brokerage firm under contract with the Company reflecting the shares each Eligible Employee has purchased. An employee may elect to receive certificates for the Employee’s whole shares of Common Stock. The brokerage firm may impose a reasonable fee for issuance of a stock certificate to the employee. The Eligible Employee may register stock certificates in his or her name, or in the Eligible Employee’s name jointly with another individual, with right of survivorship.

Amendment and Termination

The Board of Directors may, at any time, amend the Plan in any respect that does not adversely affect the rights of Eligible Employees under options accepted under the Plan. However, stockholder approval is required if applicable Nasdaq rules require stockholder approval or if the amendment

(i)	increases the number of shares to be reserved under the Plan,

(ii)	decreases the Offering Price, or

(iii)	changes the definition of employees eligible to participate in the Plan.

The Plan will terminate on September 30, 2007 or earlier if all of the 600,000 Shares available under the Plan are purchased or subject to accepted Options. The Board of Directors may terminate the Plan at any time after giving 30 days’ notice to the employees. In that case, Eligible Employees may elect to receive, at the conclusion of the Purchase Period, the number of shares that can be purchased by the payroll deductions actually made prior to Plan termination and will receive a refund of any cash remaining in their accounts.

There are proposals for changes in accounting standards that may affect the accounting treatment of shares purchased under our Plan. If such changes or changes in federal or state tax rules occur before the Plan expires that, in the judgment of the Board of Directors, reduce the attractiveness of the Plan to the Company or its employees, the Board of Directors is likely to terminate the Plan prior to its expiration date.

Federal Income Tax Consequences of Options

The following summary generally describes the principal Federal (and not state and local) tax consequences of Options granted under the Plan. It is not intended to cover all tax consequences that may apply. Each Eligible Employee that accepts an Option under the Plan should consult his or her own accountant, legal counsel or other tax or financial advisor regarding the tax consequences of participation in the Plan. This discussion is based on the Internal Revenue Code as currently in effect.

If an Option is granted to an employee under the Plan, the Eligible Employee will not have taxable income at the time the Option is granted or exercised. However, the Eligible Employee must include as ordinary taxable income at the time of sale or other taxable disposition of the Common Stock, the 15% discount of the Option price. In general, the Eligible Employee also will recognize long-term capital gain on any increase in fair market value in the Class A common stock (in excess of the purchase price and the 15% discount) or will recognize a long-term capital loss on any decrease in fair market value in the Class A common stock from the purchase price, if the disposition occurs at least two years after the date on which the option is granted and if the Eligible Employee has held the Common Stock for at least 12 months. If the Eligible Employee disposes of the Common Stock before the expiration of the 12-month holding period or the 2-year holding period, the Eligible Employee must recognize as ordinary income in the year of the disposition the difference between the Common Stock’s Option price and the fair market value of the Common Stock on the date exercised (i.e., the last day of the purchase period). The Eligible Employee will recognize a capital gain or loss equal to the difference between the Eligible Employee’s basis (the stock’s fair market value on the date exercised) and the stock’s fair market value on the date of disposition. This capital gain or loss will be characterized as long term or short term depending on how long the stock was held from the exercise date.

Resale of Common Stock

Employees may freely sell shares they purchase under the Plan, unless they are our “affiliates,” as defined by the Securities Act of 1933. Affiliates may only sell pursuant to a separate prospectus prepared as required by the Securities Act or under Rule 144 under the Securities Act, or another exemption from the registration requirements of the Securities Act. Generally, an employee who is not an executive officer, a director, or a 10% or more stockholder of the Company would not be deemed to be our “affiliate.”

Vote Required

Approval of the 2004 Qualified Stock Purchase Plan requires the affirmative vote of a majority of the votes cast at a meeting of stockholders by the holders of shares of Class A common stock of the Company and Class B common stock of the Company, voting together as a single class.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2004

QUALIFIED STOCK PURCHASE PLAN.

Proposal 3: Ratification of Appointment of Independent Auditors

We ask that you approve the following resolution on the appointment of our independent auditors:

RESOLVED, that the stockholders ratify the appointment of Ernst & Young LLP to audit the accounts of the Company and its subsidiaries for the fiscal year 2004.

Ernst & Young LLP has audited our accounts since the organization of our predecessor, Time Warner Telecom LLC, and prior to that time, audited our accounts as a division of Time Warner Entertainment Company, L.P. The Audit Committee of the Board of Directors appointed Ernst & Young LLP as our independent auditors for 2003. We expect that a representative of Ernst & Young LLP will attend the meeting, respond to appropriate questions, and be given an opportunity to speak.

The following is a description of the fees billed to us by Ernst & Young LLP during the years ended December 31, 2002 and 2003:

	Year Ended December 31,
	2002		2003
Audit fees	$209,520		221,500

Audit related fees	—		—

Tax fees	—		—

All other fees:
Internal audit outsourcing services	196,284	(1)	—

Total all other fees	$196,284		—

(1)	Ernst & Young LLP was replaced as our internal audit outsource provider in May 2002.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to review and pre-approve audit-related and permissible non-audit services to be performed by our independent auditors and associated fees between Audit Committee meetings if the full committee is not available to provide such review and approval. The Chair promptly reports any decisions to pre-approve audit-related and non-audit services and fees to the full Audit Committee. All of the fees shown above for 2003 were approved in advance by the Audit Committee.

Vote Required

Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2004 requires the affirmative vote of a majority of the votes cast at a meeting of stockholders by the holders of shares of Class A common stock of the Company and Class B common stock of the Company, voting together as a single class.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2004.

BOARD INFORMATION

Structure

Our directors are elected annually. Under the terms of the Stockholders’ Agreement among the Class B Stockholders, the Board of Directors may have up to nine directors. The Class B Stockholders are subsidiaries of Time Warner Inc., Advance Telecom Holdings Corporation, and Newhouse Telecom Holdings Corporation. At each Annual Meeting of Stockholders at which directors are elected, the Class B Stockholders will vote their shares in favor of the following nominees:

•	up to five nominees selected by the holders of Class B common stock;

•	the Chief Executive Officer of the Company; and

•	three nominees selected by the Nominating Committee who are neither employed by nor affiliated with the Company or any holder of Class B common stock.

See “Certain Relationships and Related Transactions—Stockholders’ Agreement.” The Nominating Committee nominated Mary Agnes Wilderotter for election as an independent director to fill the vacancy created by the resignation of Bruce Claflin, effective December 1, 2003, and to stand for election at the 2004 Annual Meeting as an independent director. Ms. Wilderotter, who became a member of the Board on January 2, 2004, was recommended by our Chief Executive Officer, the independent directors and the directors selected by the Class B stockholders based on her qualifications and experience and her previous service on our Board of Directors in 2002. The holders of the Class A common stock do not have the right, as a class, under the Company’s Restated Certificate of Incorporation, to nominate any individuals for election to the Board of Directors. However, the Nominating Committee will consider nominees recommended by stockholders if those nominations are submitted in writing to the Company’s secretary not less than 70 days, nor more than 120 days, prior to the anniversary date of the immediately preceding annual meeting, as required by our bylaws.

Our directors have a critical role in guiding our strategic direction and oversee the management of the Company. We consider Board candidates based on various criteria including personal integrity and judgment, broad-based business and professional skills and experience, strategic vision, knowledge of our industry and commitment to enhancing stockholder value. In addition, directors should have sufficient time to devote to their responsibilities as a Board member.

Meetings

In 2003, the Board of Directors held ten meetings. Each director attended at least 75% of all Board and applicable committee meetings during 2003.

Our policy regarding attendance by members of the Board at our Annual Meeting of Stockholders is to encourage our directors to attend, subject to their availability for travel at that time. In 2003, eight members of the Board attended the Annual Meeting.

Communication with Board of Directors

Security holders who wish to send a communication to the Board of Directors may send an e-mail to Boardofdirectors@twtelecom.com. If you wish to address your communication to a particular Board member, please so indicate in the text of your message.

Committees

The Audit Committee reviews our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. It also approves the engagement of our independent auditors and the scope of their audit, pre-approves any services to be performed by our independent auditors, and reviews compliance with the Company’s Code of Conduct. The

Audit Committee operates under a written charter approved by our Board that is included in this proxy statement as Appendix A. The Audit Committee members communicate with each other through formal meetings, telephonically, and via e-mail. The committee held nine meetings in 2003. In addition, the Audit Committee reviewed all quarterly reports on Form 10-Q, quarterly earnings releases and the annual report on Form 10-K prior to issuance. The members in 2003 were the three independent directors, Mr. Muller, Mr. Claflin, and Mr. Schell. Mr. Claflin resigned from the Board, effective December 1, 2003, and Mary Agnes Wilderotter became a member of the Board and the committee as of January 2, 2004. The members of the Audit Committee are independent as defined under Rule 4200 (a) (15) of the National Association of Securities Dealers, Inc. Our Board determined that Mr. Muller qualifies as an “audit committee financial expert” as defined by the SEC in Item 401 of Regulation S-K.

The Human Resources and Benefits Committee determines the salary, bonus, and other compensation for our senior management personnel and makes recommendations with respect to grants of options and other grants of our equity securities to senior management personnel and to our directors, subject to approval of such grants by the Compensation Committee. The Human Resources and Benefits Committee also establishes policies with respect to compensation of employees generally and any other matters that the Board of Directors may delegate to the committee and administers the 2000 Qualified Stock Purchase Plan and will administer the 2004 Qualified Stock Purchase Plan. The committee was established in August 1999. Its members are Messrs. Britt, Miron, Schell, and Muller and Ms. Wilderotter. The Human Resources and Benefits Committee members communicate with each other from time to time in person and by telephone and e-mail and act on matters by way of a formal meeting or by unanimous written consent. The committee met three times in 2003.

The Compensation Committee approves option grants and stock awards to our senior officers and directors under our 1998 Stock Option Plan, the 2000 Employee Stock Plan, and future plans and addresses other matters that the Board may delegate to it. The committee also makes other determinations regarding compensation matters that any tax, stock exchange, or federal securities law or regulation requires to be made by a committee composed entirely of independent or non-employee directors. The members in 2003 were the independent directors, Messrs. Schell, Muller, and Claflin and currently are Messrs. Schell and Muller and Ms. Wilderotter. The Compensation Committee met four times in 2003.

The Nominating Committee consists of Messrs. Britt and Miron and Ms. Herda. The Nominating Committee nominates the independent directors, whose nomination must then be approved by a committee of all of the directors other than the CEO and the other independent directors. The committee met three times in 2003. The Nominating Committee utilized a variety of methods for identifying and evaluating nominees for director. The Nominating Committee was created pursuant to and its responsibilities are set forth in the Stockholders’ Agreement among the Class B stockholders (see “Certain Relationships and Related Transactions— Stockholders’ Agreement”). As a result, the Nominating Committee does not have a separate charter. Since our nominating process is governed by the Stockholders’ Agreement that has been in effect since 1998, we are not required by the rules of the Nasdaq National Market System, the inter-dealer quotation system on which we are listed, to have an independent nominating committee or to have a majority of our independent directors nominate candidates for our Board. Under the terms of the Stockholders’ Agreement, our Nominating Committee is not required to be independent.

The Finance Committee was created in April 2000. Although the Board did not delegate specific authority to the Committee, its purpose is to advise the Board and work with the Company’s Chief Financial Officer on financing matters. The members are Mr. Schell, Mr. Davies, and David Rayner, the Company’s Chief Financial Officer, as an ex-officio member. The committee met seven times in 2003.

Compensation

We do not compensate directors who are our employees or employees of any Class B Stockholder or their affiliates for services as directors. During 2003, we provided cash compensation to the independent directors consisting of a $30,000 annual retainer payable in quarterly installments, a per meeting fee of $1,500 if attended in person, $500 for participation by phone, reimbursement of reasonable expenses for each Board of Directors’ meeting they attend, and $10,000 annually for the Audit Committee Chairman and $5,000 annually for each other committee of the Board of Directors that they chair. In addition, Directors receive $1,000 for participation in a committee meeting in person and $500 by telephone if the meeting did not coincide with a Board meeting. The independent directors also receive an initial grant of options to purchase 50,000 shares which vest over three years when they become independent directors, and quarterly grants of options to purchase 2,500 shares of Class A common stock which vest immediately.

Audit Committee Report

Any general statement that incorporates this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Audit Committee Report and related disclosure. Except to the extent we specifically incorporate such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and selects and oversees the Company’s independent auditors. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements of the Company for the year ended December 31, 2003 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee also met with the Company’s senior financial and accounting personnel and the Company’s auditors prior to the filing of the Company’s 2003 Annual Report on Form 10-K to review the application and disclosure of the Company’s critical accounting policies.

The committee amended its charter as a result of numerous changes in applicable law, SEC rules, and Nasdaq requirements that affect its role in the corporate governance process. A copy of this amended charter is attached to this Proxy Statement as Appendix A.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2003 for filing with the Securities and Exchange Commission. The committee has reviewed the performance of Ernst & Young LLP as the Company’s independent auditors for 2003, including a review and evaluation of the lead partner of the audit team and has approved, subject to stockholder approval, the appointment of Ernst & Young LLP as the Company’s independent auditors for 2004.

Members of the Audit Committee,

Anthony R. Muller, Chairman

Theodore H. Schell

Mary Agnes Wilderotter

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Compensation

The following table summarizes the compensation we paid during the last three years to the President, and Chief Executive Officer and to each of the four other most highly compensated executive officers as of the end of 2003, based on salary and bonus.

				Long-Term Compensation Awards
	Annual Compensation			Restricted Stock Awards (1)		Time Warner Telecom Class A Common Stock Underlying Options Awarded (4)
Name & Principal Position	Year	Salary	Bonus				All Other Compensation (5)
Larissa L. Herda, Chairman, President, and Chief Executive Officer	2003 2002 2001	$500,000 500,000 400,007	$475,000 475,000 379,997	$— — 1,619,200	(2)	280,000 1,000,000 440,000	$10,000 10,000 8,500

Paul B. Jones, Senior Vice President, General Counsel and Regulatory Policy	2003 2002 2001	280,000 280,000 268,502	202,125 132,000 127,536	— — 294,400	(2)	48,000 350,000 90,000	10,000 10,000 8,500

David J. Rayner, Senior Vice President and Chief Financial Officer (6)	2003 2002 2001	280,000 280,000 220,000	207,375 220,000 156,750	— — 441,600	(2)	80,000 400,000 120,000	10,000 10,000 8,500

John T. Blount, Executive Vice President, Field Operations (7)	2003 2002 2001	280,000 280,000 220,000	202,125 200,000 156,750	— — 441,600	(2)	80,000 400,000 120,000	10,000 10,000 8,500

Catherine A. Hemmer, Executive Vice President, Corporate Operations and Engineering	2003 2002 2001	265,000 183,461 —	196,266 135,014 —	— 127,500 —	(3)	80,000 475,000 —	10,000 10,000 —

(1)	The valuation of restricted stock awards for Ms. Herda and Messrs. Jones, Rayner, and Blount is based on the $14.72 closing price of our Class A common stock as of the November 16, 2001 grant date. The valuation of the restricted stock award for Ms. Hemmer is based on the $5.10 closing price of our Class A common stock as of the April 15, 2002, grant date.
(2)	On November 16, 2003, 50% of the restricted stock awarded in 2001 vested and was released. The valuation of these shares, based on the $10.59 closing stock price on the last business day prior to the vesting date, was as follows: Ms. Herda received 55,000 shares valued at $582,450; Mr. Jones received 10,000 shares valued at $105,900; and Messrs. Rayner and Blount each received 15,000 shares valued at $158,850. As of December 31, 2003, the remaining unvested shares of this award were valued based on the December 31, 2003, closing price of $10.13 as follows: Ms. Herda’s 55,000 shares were valued at $557,150; Mr. Jones’ 10,000 shares were valued at $101,300; Messrs. Rayner’s and Blount’s 15,000 shares were each valued at $151,950. These shares will continue to vest, according to the original award, as follows: 25% in November 2004, and 25% in November 2005.
(3)	As of December 31, 2003, none of Ms. Hemmer’s 25,000 restricted shares had vested. At that date, the shares were valued at $253,250 using the December 31, 2003, closing price of $10.13, and will vest as follows: 50% in April 2004, 25% in April 2005, and 25% in April 2006.
(4)	Options awarded under our 1998 Stock Option Plan and 2000 Employee Stock Plan.
(5)	Includes contributions made by us to our defined contribution 401(k) plan on behalf of the named executive officers.

(6)	We do not currently have our own pension plan. However, Messrs. Jones and Rayner will, upon retirement, be entitled to receive benefits under the Time Warner Cable Pension Plan based on service to us or Time Warner Cable on or prior to December 31, 1998.
(7)	As a result of his previous employment with U S West, Inc., the predecessor of MediaOne, Inc., Mr. Blount and certain other former employees of U S West, Inc. participated in a pension plan under the administration of MediaOne Group, Inc. Mr. Blount’s and other Company employees’ participation in that plan was terminated in 2000 following the merger of AT&T and MediaOne Group, Inc. Mr. Blount’s benefits under that plan upon his retirement are based on service to U S West, Inc. or us.

Employment Agreements

We have entered into employment agreements with the current executive officers shown in the compensation table:

•	Ms. Herda’s contract has a five-year term beginning January 1, 2000;

•	Messrs. Blount’s and Rayner’s contracts have 49-month terms beginning December 1, 2002;

•	Mr. Jones’ contract has a 40-month term beginning September 1, 2002; and

•	Ms. Hemmer’s contract has a three-year term beginning April 8, 2002.

We are presently negotiating the terms of a new contract with Ms. Herda that we do not expect to complete prior to the printing of this proxy statement. The minimum annual salaries for these executives for the year 2003 under these agreements were their actual salaries for 2003.

The agreements include a narrow definition of the term “cause.” If the contract is terminated for cause, the executive will only receive earned and unpaid base salary accrued through such date of termination. These agreements provide that if we materially breach or terminate the executive’s employment during the term without cause, the executive may elect either:

•	to receive a lump-sum payment of the present value of the base salary and annual bonus otherwise payable during the remaining term of employment, but not less than the sum of the salary and bonus pro-rated for an 18-month period; or

•	to remain an employee for up to 18 months and, without performing any services, receive the base salary and annual bonus otherwise payable, plus a lump sum payment at the end of the 18-month period of the discounted present value of the base salary and target bonus that would have been payable for the balance of the employment term, if any.

The executives have the same two options if a change of control occurs and that change results in:

•	a change of more than 50 miles in the location of the executive’s office or our principal executive offices;

•	a material reduction in the executive’s responsibilities; or

•	our material breach of the agreement.

The agreements define change of control to mean that:

•	the Class B Stockholders cease to have the ability as a group to elect a majority of our Board of Directors;

•	another person or group has become the beneficial owner of more than 35% of the total voting power of our voting interests; or

•	the percentage voting interest of that person or group is greater than that held by the Class B Stockholders.

Executives are not generally required to mitigate damages after such a termination, except as necessary to prevent us from losing any tax deductions that we otherwise would have been entitled to for any payments deemed to be “contingent on a change” under the Internal Revenue Code.

If an executive becomes disabled during the term of his or her employment agreement, the executive typically will receive his or her salary for the first 26 weeks of the disability. Thereafter, we may elect to terminate the executive’s employment and pay 75% of the executive’s then current salary and his or her applicable target annual bonus amount pro-rated for an 18-month period. These payments would be reduced by amounts received from worker’s compensation, social security, and disability insurance policies maintained by us.

If an executive dies during the term of an employment agreement, generally the executive’s beneficiaries will receive the executive’s earned and unpaid salary for up to 30 days after the date of death and a pro rata portion of the executive’s target bonus for the year of death.

Stock Options Awarded by the Company During 2003

The following table lists our grants during 2003 of stock options to the executive officers named in the “Summary of Compensation” table. All of the options were nonqualified under the Internal Revenue Code, and we did not award any stock appreciation rights. The amounts shown as potential realizable values rely on arbitrarily assumed increases in value required by the Securities and Exchange Commission. In assessing those amounts, please note that the ultimate value of the options depends on actual future share prices. Market conditions and the efforts of the directors, the officers, and others to foster our future success can influence those future share values.

OPTION GRANTS IN THE LAST FISCAL YEAR

Individual Grants

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2003 Fiscal Year	Exercise or Base Price ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
Larissa L. Herda	280,000	10.53%	$10.16	11/9/2010	$1,159,200	$2,699,200
Paul B. Jones	48,000	1.81%	10.16	11/9/2010	198,720	462,720
David J. Rayner	80,000	3.01%	10.16	11/9/2010	331,200	771,200
John T. Blount	80,000	3.01%	10.16	11/9/2010	331,200	771,200
Catherine A. Hemmer	80,000	3.01%	10.16	11/9/2010	331,200	771,200

Total shares granted to all employees in 2003: 2,658,154

(1)	The options shown in the above table were awarded to the named executive officers under our 2000 Employee Stock Plan and the terms are governed by that plan and the recipient’s option agreement. The exercise price is the fair market value of the Class A common stock on the date of grant. The options become exercisable over a four-year vesting period, contingent upon continued service with us, and expire seven years from the date of grant. As required by Securities and Exchange Commission rules, the dollar amounts in the last two columns represent the hypothetical gain or “option spread” that would exist for the options based on assumed 5% and 10% annual compounded rates of Class A common stock appreciation over the full seven-year option term (resulting in 41% and 95% appreciation, respectively). These assumed rates of appreciation applied to the exercise price would result in a Class A common stock value on November 9, 2010 of $14.30 and $19.80, respectively. These prescribed rates are not intended to forecast possible future appreciation, if any, of the Class A common stock.

Option Exercises and Values in 2003

Three of the named executive officers listed under the heading “Option Grants in the Last Fiscal Year” exercised options in 2003. The table below shows the number of options exercised and value realized on exercise of the options and the number and value of in-the-money options held by the named executive officers as of December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized on Exercise	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Larissa L. Herda	—	$—	1,732,500	1,267,500	$2,035,000	$6,105,000
Paul B. Jones	15,000	122,182	402,250	361,750	590,150	2,136,750
David J. Rayner	—	—	540,000	450,000	814,000	2,442,000
John T. Blount	15,000	121,886	539,000	450,000	691,900	2,442,000
Catherine A. Hemmer	9,250	75,223	122,000	423,750	876,455	2,603,750

The value of unexercised in-the-money options is equal to the difference of the per share market price of our Class A common stock at December 31, 2003, which was $10.13, less the per share exercise price, multiplied by the number of unexercised options.

Aggregated Options to Purchase Common Stock of Time Warner Inc. and

Fiscal Year-End Option Values

Two of the named executive officers hold options to purchase Time Warner Inc. common stock that were issued by Time Warner Inc. prior to our initial public offering. The following table lists each officer’s information with respect to the status of the Time Warner Inc. options on December 31, 2003, including the total number of shares of Time Warner Inc. common stock underlying exercisable and nonexercisable stock options held on December 31, 2003, and the aggregate dollar value of in-the-money exercisable and nonexercisable stock options on December 31, 2003. None of the named executive officers has been awarded stock appreciation rights alone or in tandem with options. In addition, none of the named executive officers exercised options to purchase common stock of Time Warner Inc. during 2003.

	Number of Shares Underlying Unexercised Options on December 31, 2003		Dollar Value of Unexercised In-the-Money Options on December 31, 2003*
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Larissa L. Herda	26,400	0	$52,050	$0
David J. Rayner	8,598	0	3,467	0

*	Based on a closing price of $17.99 per share of Time Warner Inc. common stock on December 31, 2003.

Option Terms

The option exercise price of all options held by the named executive officers is the fair market value of the stock on the date of grant. All of the options held by the named executive officers become immediately exercisable in full upon the occurrence of certain events, including the death or total disability of the option holder, certain change-of-control transactions and, in most cases, our breach of the holder’s employment agreement. The Time Warner Inc. options held by the named executive officers generally remain exercisable for three years after their employment with us is terminated without cause, for one year after death or total disability, for five years after retirement and for three months after termination for any other reason, except that such stock options awarded before 1996 are exercisable for three months after a termination without cause and after retirement, and those awarded after July 1997 are exercisable for three years after death or disability. All Time Warner Inc. options terminate immediately if the holder’s employment is terminated for cause. The terms of the options shown in the table are ten years.

Human Resources and Benefits and Compensation Committees’ Report on Executive Compensation

Any general statement that incorporates this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Report on Executive Compensation and related disclosure. Except to the extent we specifically incorporate such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

This report of the Human Resources and Benefits Committee and the Compensation Committee of the Board of Directors covers the following topics:

•	Roles of the Human Resources and Benefits and Compensation Committees;

•	Executive Compensation Philosophy;

•	Components of the Compensation Program;

•	Compensation of the Chief Executive Officer; and

•	Section 162(m) considerations.

Roles of the Committees. The Human Resources and Benefits Committee is currently comprised of five members of the Board of Directors who are not current or former employees of the Company, including two members of the Board of Directors designated by the Class B Stockholders. During 2003, its members were Messrs. Britt, Miron, Muller, and Schell and Mr. Claflin, who resigned from the board effective December 1, 2003. Ms. Wilderotter was elected to the Board and became a member of the Human Resources and Benefits Committee effective January 2, 2004. This committee sets the overall compensation principles of the Company and reviews the entire compensation program. The committee also reviews and establishes the individual compensation levels for the members of the senior management team, including the Chief Executive Officer.

The Compensation Committee is currently comprised of the three independent directors, Messrs. Schell and Muller and Ms. Wilderotter. During 2003, its members were the three independent directors, Mr. Schell, Mr. Muller, and Mr. Claflin, who resigned from the board effective December 1, 2003. Ms. Wilderotter became a member of the Compensation Committee effective January 2, 2004. This committee approves all option and stock grants to senior officers and directors and makes any determinations relating to compensation that any tax, securities, or stock exchange rule or law requires be made by a committee composed entirely of independent or non-employee directors. The committees consider the advice of independent outside consultants who provide the committees with market data in determining whether the amounts and types of compensation the Company pays its officers are appropriate.

Compensation Philosophy. The goal of the Company’s compensation program is to attract, motivate, and retain the highly talented individuals necessary to achieve the Company’s business strategy. The program is intended to reward those executives for building long-term stockholder value. The following principles have guided the decisions of the committees:

•	The Company should provide competitive annual cash compensation including short- and long-term incentives and benefits to attract, retain, and motivate high caliber executives. The committees’ intent is to target total direct compensation (base salary plus bonus plus the value of stock options and restricted stock) at the 75th percentile for the Company’s peer group,

•	The interests of executives should be aligned with those of the stockholders through a strong emphasis on equity-based compensation.

•	Executives should have strong incentives to focus on and achieve the Company’s objectives, the principal ones being to increase revenue and EBITDA, move the Company toward profitability and build long-term stockholder value.

The committees believe that the total compensation opportunity available to senior executives should consist of base salary, short-term incentives, and long-term incentives in the form of stock compensation, each of which we review for market competitiveness. With the assistance of an outside consultant, we conducted a comprehensive assessment of the competitiveness of our senior executive compensation program, based primarily on benchmarking the total compensation opportunities of our executives against a peer group of companies in the telecommunications industry. In addition to benchmarking market data, we believe total pay opportunities should also reflect each position’s internal value to the Company, taking into account functional responsibilities, complexity, and the organizational impact of the position and individual performance.

Base Salary. We target base salary to the median of the market for most positions. For 2003 base salaries, we reviewed the base salaries of our senior executives against market data and we determined that increases were required to keep base salary of one officer at our target levels, while other executives’ base pay was not adjusted. For 2004, we adjusted base salaries of all senior executives from 2% - 4% to keep pace with expected increases by our peer companies and in recognition of the 2003 performance of the executive team members.

Short-Term Incentives. We designed the annual incentive plan component of incentive compensation to align officer pay (i) with the annual performance of the Company and (ii) with the individual’s performance of his or her job. A portion of the annual bonus was based on a detailed quantitative assessment of the Company’s performance against financial targets and corporate objectives that the Board of Directors set for the Company at the beginning of 2003. The balance of the bonus opportunity was tied to individual performance as determined by the committees after the close of the fiscal year. That evaluation was based on a qualitative assessment of the results achieved by each individual against goals established for each officer at the beginning of the year, which support the overall Company objectives and on quality of leadership. The relative contributions to total bonus opportunity of Company and individual performance for 2003 was 75% for Company performance and 25% for individual performance.

Long-Term Equity Incentives. Based on our review of compensation survey data, individual and Company performance, and our goal of providing long-term incentive compensation to senior executives at the 75th percentile of our peer group, the Compensation Committee approved option grants to the senior executives under the Company’s 2000 Employee Stock Plan in November 2003, at an exercise price of $10.16. Based on the market data we reviewed, we established target values to be delivered in the form of long term equity incentives to the executives. We then reviewed multiple methodologies for valuing options, recognizing that the vagaries of option valuation and uncertainties surrounding market values result in unpredictability of the actual values that will result from the grants. We also considered that the retention value of previously granted options was diminished because the exercise prices are all well above current market prices of the common stock. Reflecting our consideration of changing trends in equity-based compensation, we awarded fewer stock options than in past years and shortened the exercise period to seven years. In order to remain at our target level of long-term compensation, in lieu of additional options we awarded restricted stock to the senior executives that must be earned through the achievement of certain Company performance targets. In determining the size of these awards, we were cognizant of the fact that shares, as opposed to options, have immediate value when vested.

Compensation of the Chief Executive Officer. In fiscal 2003, we determined the compensation of the Chief Executive Officer in the same manner as the other senior officers, primarily by reviewing that compensation against survey information. On that basis we elected not to increase Ms. Herda’s base salary of $500,000 for 2003, but increased her base salary to $515,000 for 2004. Ms. Herda’s 2003 bonus of 95% of her annual salary (against a target of 100%) was based on overall Company performance during 2003 and performance against certain revenue, EBITDA, and productivity of capital expenditure and gross margin objectives that the Board of Directors established for the Company. The committee also took into account the 2003 economic environment and the competitiveness of the Company’s performance against its peers.

Section 162(m) Considerations. Section 162(m) of the Internal Revenue Code limits the Company’s income tax deduction for certain executive officers’ compensation unless the requirements of the section are met. The Company expects that the amount of compensation paid to the executives named in the compensation table that will not qualify for tax deductibility in 2003 will be immaterial. However, this result may change in the future. While we intend to maximize the deductibility of executive compensation where practicable, the Company may pay compensation that is not fully deductible if the committees believe it is in the Company’s best interest to do so.

As a result of the Company’s current tax situation and current compensation levels, we do not believe that the loss of any deductibility of executive compensation will be material to the Company’s results. Implementation of a bonus plan that complies with Section 162(m) would limit our flexibility without sufficient benefit to the Company to outweigh the burdens. Therefore, at this time, we have decided not to adopt a qualifying incentive bonus plan. We intend to review the advisability of adopting such a plan in the future if the Company’s tax position or compensation levels change significantly.

Human Resources and Benefits Committee:

Glenn A. Britt (Chairperson)

Robert J. Miron

Anthony R. Muller

Theodore M. Schell

Mary Agnes Wilderotter

Compensation Committee:

Theodore M. Schell (Chairperson)

Anthony R. Muller

Mary Agnes Wilderotter

Performance Graph

The following graph compares total stockholder return on our Class A common stock since May 12, 1999, with the Nasdaq Composite Index (U.S. and foreign companies) and the Nasdaq Telecommunications Index. The graph assumes that $100 was invested in our stock at the closing price of $20.75 on May 12, 1999, the date of our initial public offering, and that the same amount was invested in the Nasdaq Composite Index and the Nasdaq Telecommunications Index. Our closing stock price on December 31, 2003, the last trading day of our 2003 fiscal year, was $10.13.

Comparison of Cumulative Total Return on Investment

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed by our directors, executive officers, and beneficial holders of 10% or more of our shares, and upon representations from those persons, all Securities and Exchange Commission stock ownership reports required to be filed by those reporting persons during 2003 were made timely except that director Robert Marcus’ Form 3 was filed late, Robert Gaskins’ Forms 3 and 4 were filed a week late, and Jill Stuart’s Forms 4 reporting two option grants were filed late, due to our administrative errors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table gives information about our common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of December 31, 2003, including the Time Warner Telecom 1998 Stock Option Plan, the Time Warner Telecom 2000 Employee Stock Plan, and the Time Warner Telecom 2000 Qualified Stock Purchase Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Plan Category
Equity compensation plans approved by security holders	18,544,561		$20.38	12,131,719
Equity compensation plans not approved by security holders	90,000	(1)	$12.00	0

Total	18,634,561		$20.34	12,131,719

(1)	Refers to the unexercised portion of a grant of options to purchase 100,000 shares of common stock to Michael Rouleau in October 1999 outside our 1998 Stock Option Plan in connection with his employment as our Senior Vice President, Marketing that was approved by our Compensation Committee.

Time Warner Telecom 1998 Stock Option Plan

The Time Warner Telecom 1998 Stock Option Plan (the “1998 Plan”) provides for the granting of non-qualified stock options to officers and eligible employees under terms and conditions to be set by our Board of Directors. Generally, the outstanding options vest over periods of up to four years and expire ten years from the date of issuance. As of December 31, 2003, approximately 5.8 million shares were reserved for issuance upon exercise of outstanding options and approximately 882,000 shares were available for grant under the 1998 Plan. Our stockholders have approved the 1998 Plan.

Time Warner Telecom 2000 Employee Stock Plan

The Time Warner Telecom 2000 Employee Stock Plan (the “2000 Plan”) provides for stock options, stock awards, and stock appreciation rights to be issued to directors, officers, and eligible employees under terms and conditions to be set by our Board of Directors. Generally, the outstanding options issued to employees and officers vest over periods of up to four years and expire ten years from the date of issuance, except for certain options granted to executives in 2003 that expire seven years from the date of issuance. In June 2003, the stockholders approved 12.5 million options to be added to the 2000 Plan. As of December 31, 2003, approximately 12.7 million shares were reserved for issuance upon exercise of outstanding options and approximately 11.2 million shares were available for grant under the 2000 Plan. Our stockholders have approved the 2000 Plan.

Time Warner Telecom 2000 Qualified Stock Purchase Plan

Effective January 1, 2000, we adopted the Time Warner Telecom 2000 Qualified Stock Purchase Plan (the “Stock Purchase Plan”). Employees who meet certain eligibility requirements may elect to designate up to 15% of their eligible compensation, up to an annual limit of $25,000, to purchase shares of the Company’s Class A common stock at a 15% discount to fair market value. Stock purchases occur semi-annually, with the price per share equaling the lower of 85% of the market price at the beginning or end of the offering period. The 2003 purchase offering began January 1, 2003 and ends September 30, 2003. Thereafter, purchase offerings are conducted each April 1 and October 1. We are authorized to issue a total of 750,000 shares of the Company’s Class A common stock to participants in the Stock Purchase Plan. As of December 31, 2003, 507,727 shares had been issued and 242,273 shares remained available for issuance. This plan expires on September 30, 2004. We expect to replace this plan with the 2004 Stock Purchase Plan. Our stockholders approved the 2000 Stock Purchase Plan.

TIME WARNER TELECOM SHARE OWNERSHIP

The following table lists the ownership of our shares by our directors, the executive officers named in the compensation table, all directors and executive officers as a group, and persons known to us as beneficial owners of more than 5% of our Class A or Class B common stock as of March 15, 2004, except as noted in the footnotes to the table. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information in the table is as of the latest reports by those entities that we received. Ownership includes direct and indirect (beneficial) ownership, as defined by Securities and Exchange Commission rules. This table assumes a base of 49,624,806 shares of Class A common stock and 65,936,658 shares of Class B common stock outstanding as of March 15, 2004, before any consideration is given to outstanding options, warrants, or convertible securities. Each executive officer’s address is c/o the Company, 10475 Park Meadows Drive, Littleton, Colorado 80124.

	CLASS A COMMON STOCK (1) (2)		CLASS B COMMON STOCK (1) (2) (3)		TOTAL COMMON STOCK
	Number of Shares	Percent of class	Number of Shares	Percent of class	Number of Shares	Percent of Equity	Percent of Voting Power
Five Percent Stockholders:
Time Warner Inc. (4)	—	—	50,363,739	76.4%	50,363,739	43.6%	71.0%
Newhouse Telecom (5)	—	—	9,536,856	14.5%	9,536,856	8.3%	13.5%
Advance Telecom (5)	—	—	6,036,063	9.1%	6,036,063	5.2%	8.5%
Fidelity Management & Research Co (6)	7,253,500	14.6%	—	—	7,253,500	6.3%	1.0%
TCW Asset Management Co. (7)	4,282,932	8.6%	—	—	4,282,932	3.7%	0.6%
Directors and Executive Officers:
Larissa L. Herda (8)	2,061,404	4.2%	—	—	2,061,404	1.8%	*
Glenn A. Britt	—	—	—	—	—	—	—
Richard J. Davies	—	—	—	—	—	—	—
Spencer B. Hays	2,000	*	—	—	2,000	*	*
Robert J. Miron	7,500	*	—	—	7,500	*	*
David J. Rayner (8)	615,000	1.2%	—	—	615,000	*	*
Paul B. Jones (8)	442,854	*	—	—	442,854	*	*
John T. Blount (8)	596,500	1.2%	—	—	596,500	*	*
Catherine A. Hemmer (8)	184,187	*	—	—	184,187	*	*
Theodore H. Schell	47,123	*	—	—	47,123	*	*
Anthony R. Muller	27,165	*	—	—	27,165	*	*
Robert D. Marcus	—	—	—	—	—	—	—
Mary Agnes Wilderotter	—	—	—	—	—	—	—
All directors and executive officers as a group (17 persons) (8)	4,841,985	9.8%	—	—	4,841,985	4.2%	*

*	Represents less than one percent.

(1)	We have two classes of outstanding common stock, Class A common stock and Class B common stock. Beneficial ownership of common stock has been determined in accordance with the rules of the Securities and Exchange Commission, which is based upon having or sharing the power to vote or dispose of shares and includes: (i) shares of Class A common stock issuable upon exercise of options exercisable within 60 days of March 15, 2004, as follows: Ms. Herda—1,826,875 shares; Mr. Rayner—575,000 shares; Mr. Jones—418,812 shares; Mr. Blount—556,500 shares; Ms. Hemmer—148,687 shares; and all directors and executive officers as a group—4,368,730 shares and (ii) shares of restricted stock as follows: Ms. Herda—117,500 shares; Mr. Rayner—40,000 shares; Mr. Jones—16,000 shares; Mr. Blount—40,000 shares; Ms. Hemmer—35,000 shares; and all directors and executive officers as a group—299,500 shares.

(2)	Excludes an equal amount of Class A common stock into which Class B common stock is convertible. The Class B common stock held by Time Warner subsidiaries (see Note 4), Newhouse Telecom Holdings Corporation, and Advance Telecom Holdings Corporation, represented on a converted basis 43.6%, 8.3%, and 5.2%, respectively, of the Class A common stock.
(3)	Solely as a result of the agreement of the Class B Stockholders to vote in favor of the others’ director nominees under the Stockholders’ Agreement, the Class B Stockholders may be deemed to share beneficial ownership of the shares beneficially owned by each of them. See “Certain Relationships and Related Transactions—Stockholders’ Agreement.”
(4)	Owned by Time Warner Companies, Inc., American Television and Communications Corporation, Warner Communications Inc., and TW/TAE, Inc., each a direct or indirect wholly owned subsidiary of Time Warner Inc. The business address of Time Warner Inc. is One Time Warner Center, New York, New York 10019.
(5)	The business address of Advance Telecom Holdings Corporation and Newhouse Telecom Holdings Corporation is 6005 Fair Lakes Road, East Syracuse, New York 13057.
(6)	Based on a Schedule 13G/A dated February 16, 2004. The business address of Fidelity Management & Research Company is 82 Devonshire Street, Boston, MA 02109.
(7)	Based on Schedule 13G/A dated February 4, 2004. The business address of TCW Asset Management Co. is 865 South Figueroa Street, Los Angeles, CA 90017
(8)	Includes a performance based restricted stock grant on January 20, 2004 to the executive officers as follows: Ms. Herda—35,000 restricted shares; Messrs. Rayner and Blount and Ms. Hemmer—10,000 restricted shares each; Mr. Jones—6,000 restricted shares; and all executive officers as a group— 95,000 restricted shares. The vesting of shares awarded is contingent upon the achievement of certain 2004 corporate goals determined by the Board of Directors. The shares will vest 25% upon approval by the Board in January 2005 and continue to vest 25% annually thereafter provided the executive remains employed by us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2003, the members of our Compensation Committee were independent directors Theodore Schell, Bruce Claflin, and Anthony Muller. The Company’s Human Resources and Benefits Committee makes recommendations with respect to matters involving executive compensation. Its members in 2003 were Messrs. Britt, Claflin, Miron, Muller, and Schell. Mr. Britt is an officer of an affiliate of Time Warner Inc., and is a member of the Human Resources and Benefits Committee. Certain relationships and transactions between the Company and Time Warner Inc. are described below under “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders’ Agreement

Our Class B Stockholders entered into a Stockholders’ Agreement when Time Warner Telecom was reconstituted as a corporation from a limited liability company in May 1999. The Stockholders’ Agreement was amended on July 19, 2000. AT&T, a former Class B Stockholder, converted its Class B shares into Class A shares during 2001 and as a result is no longer bound by the voting agreements and transfer restrictions described below. Subsidiaries of Time Warner Inc. and the Advance/Newhouse stockholder group presently hold all of our Class B common stock. There is no assurance that the Class B Stockholders will not further change the Stockholders’ Agreement or terminate it, or cause us to waive any provision of such agreement.

Under the Stockholders’ Agreement, the Time Warner Inc. stockholder group has the right to designate four nominees for the Board of Directors at each annual meeting of stockholders at which directors are elected. The Advance/Newhouse stockholder group has the right to designate one board member. The Class B Stockholders’ ability to designate any nominees depends on the identity of the particular stockholder and the percentage of shares of common stock owned by it. Currently, each Class B Stockholder must own at least 6.68% of the common stock to appoint one director. Time Warner Inc. is entitled to nominate four directors so long as it owns at least 13.34% of the common stock. If Time Warner Inc. owns less than 13.34% of the common stock, the number of directors it may nominate decreases proportionally with its ownership of the common stock until it owns less than 6.68%. The Advance/Newhouse stockholder group is entitled to nominate one director as long as it owns at least 6.68% of the common stock. None of the Class B Stockholders has the right to designate nominees if they own less than 6.68% of the common stock. These percentages will continue to adjust from time to time if we issue additional shares of common stock or take actions such as stock splits or recapitalizations so as to maintain the same relative rights.

Mr. Miron is the director nominated by the Advance/Newhouse stockholder group and is an executive officer of Advance/Newhouse Communications. No indebtedness or any transactions between us and Advance/Newhouse or its affiliates exceeded 5% of either our or Advance/Newhouse’s gross consolidated revenues for 2003, and we do not expect there to be any such indebtedness or transactions in 2004. Further detail on our transactions with affiliates of Time Warner Inc. and Advance/Newhouse is provided under “Certain Operating Agreements.”

The Stockholders’ Agreement requires the Class B Stockholders to vote their shares in favor of:

•	the nominees selected by the holders of Class B common stock as previously described;

•	the Chief Executive Officer of the Company; and

•	three nominees who are not affiliated with us or any holder of Class B common stock and are approved by the directors other than the CEO and the independent directors.

The Stockholders’ Agreement prohibits the Class B Stockholders from any transfer of Class B common stock, unless expressly permitted by the agreement. In addition, the Stockholders’ Agreement prohibits any of the Class B Stockholders from entering into voting agreements relating to the Class B common stock with any third party.

If a Class B Stockholder wants to sell all of its Class B common stock pursuant to a bona fide offer from an unaffiliated third party, that stockholder must give notice (the “Refusal Notice”) to all Class B Stockholders. The Refusal Notice must contain the identity of the offeror and an offer to sell the stock to the other Class B Stockholders upon the same terms and subject to the same conditions as the offer from the third party. The non-selling holders of Class B common stock will have the right to purchase pro rata all, but not less than all, of the Class B common stock. If the non-selling holders fail to exercise their right to purchase all of the shares, the selling Class B Stockholder is free, for a period of 90 days, to sell the shares of Class B common stock (as shares of Class B common stock) to the third party offeror on terms and conditions no less favorable to the selling Class B Stockholder than those contained in the Refusal Notice. A Class B Stockholder may transfer all of its right to nominate Class B nominees for election to the Board of Directors if it sells all of its shares of Class B common stock. If Time Warner Inc. wants to sell all of its Class B common stock and its Class A common stock that represent more than one-third of the outstanding shares of common stock, the other holders of Class B common stock will have certain “tag-along” rights. These rights provide them the right to sell their shares of Class A common stock and Class B common stock on a pro rata basis along with, and on the same terms and conditions as, Time Warner Inc. In that sale, Time Warner Inc. (and any other stockholder transferring all of its shares of Class B common stock) will have the right to transfer its right to nominate Class B nominees for election to the Board of Directors.

Except for transfers to affiliates and the other transfers described above, all shares of Class B common stock must be converted to Class A common stock immediately prior to any direct transfer or certain indirect transfers of Class B common stock. In addition, except for transfers described in the paragraph above, a stockholder will not have the right to transfer its right to nominate Class B nominees. A Class B Stockholder that spins off to its stockholders a company holding its shares of Class B common stock (as well as other assets), is not required to convert its shares into Class A common stock and its right to nominate Class B nominees to the Board of Directors will not terminate.

The Class B Stockholders have demand registration rights for shares of Class A common stock (including shares of Class A common stock resulting from the conversion of shares of Class B common stock) if they wish to register Class A common stock constituting at least 1% of the total outstanding Class A common stock. Once we have registered shares of Class A common stock as a result of a demand registration, we are not required to register shares again, pursuant to a Class B Stockholder demand, until 180 days after the first registration statement is effective. In addition, each Class B Stockholder may require us to include our shares in certain other registered offerings under the Securities Act of 1933, subject to certain conditions. Each Class B Stockholder must pay all underwriting discounts, commissions, and transfer taxes attributable to the sale of its shares. We must pay all expenses related to the filing and effectiveness of a registration statement, the legal fees of one counsel representing the Class B Stockholders, and the auditors’ fees and expenses.

Restated Certificate of Incorporation

Our Restated Certificate of Incorporation prohibits us from (i) engaging in the business of providing, offering, packaging, marketing, promoting, or branding (alone or jointly with, or as an agent for other parties) any residential services, or (ii) producing or otherwise providing entertainment, information, or other content services, without the consent of all the Class B Stockholders. This prohibition expires on May 10, 2004 or earlier if the Class B Stockholders no longer hold 50% of the total voting power for the Board of Directors. However, a similar prohibition exists with respect to facilities licensed under the Capacity License Agreements described below until 2028.

Certain Operating Agreements

Capacity License Agreements. We currently license fiber capacity from Time Warner Cable and Bright House Networks, LLC, a subsidiary of the Time Warner Entertainment/Advance Newhouse Partnership between affiliates of our Class B Stockholders that is managed by Advance Newhouse, in 23 of our 44 markets. Each of our local operations in those markets is party to a Capacity License Agreement with the local cable television operation of Time Warner Cable or Bright House Networks, LLC (collectively the “Cable Operations”) providing us with an exclusive right to use the capacity of specified fiber cable owned by the Cable Operations. The Capacity License Agreements expire in 2028. The Capacity License Agreements for networks that existed as of July 1998 have been fully paid and do not require additional license fees. However, we must pay certain maintenance fees and fees for splicing and similar services. We may request that the Cable Operations construct and provide additional fiber capacity to meet our needs. The Cable Operations are not obligated to provide such fiber capacity and we are not obligated to take fiber capacity from them. As we expand our operations to markets not served by Cable Operations, we will be required to obtain fiber capacity from other sources. If the Cable Operations provide additional capacity, we pay an allocable share of the cost of construction of the fiber upon which capacity is to be provided, plus a permitting fee. If we obtain our own rights-of-way or franchises in the service areas covered by the Capacity License Agreements and have excess fiber capacity, the Capacity License Agreements provide for us to negotiate a license of capacity to the Cable Operations in good faith.

We are permitted to use the capacity for telecommunications services and any other lawful purpose, but not for the provision of residential services and content services. If we violate the limitations on our business activities contained in the Restated Certificate of Incorporation or the Capacity License Agreements, Time

Warner Cable may terminate the Capacity License Agreements. Accordingly, the Capacity License Agreement restrictions will apply after the restrictions in the Restated Certificate of Incorporation have terminated. Although we do not believe that the restrictions in the Capacity License Agreements will materially affect our business and operations in the immediate future, we cannot predict the effect of such restrictions in the rapidly changing telecommunications industry.

The Capacity License Agreements do not restrict us from licensing fiber capacity from parties other than the Cable Operations. Although the Cable Operations have agreed to negotiate renewal or alternative provisions in good faith upon expiration of the Capacity License Agreements, we cannot assure that the parties will agree on the terms of any renewal or alternative provisions or that the terms of any renewal or alternative provisions will be favorable to us. If the Capacity License Agreements are not renewed in 2028, we will have no further interest in the fiber capacity covered by those agreements and may need to build, lease, or otherwise obtain transmission capacity to replace the capacity previously licensed under the agreements. The terms of such arrangements may be materially less favorable to us than the terms of the Capacity License Agreements. We have the right to terminate a Capacity License Agreement in whole or in part at any time upon 180 days notice in the event of, among other things, certain governmental proceedings or third party challenges to the Cable Operations’ franchises or the Agreements. The Capacity License Agreements include substantial limitations on liability for service interruptions.

Facility Lease Agreements. We lease or sublease physical space located at the Cable Operations’ facilities for various purposes under Facility Lease Agreements. If certain events occur we will be required, at our own expense, to segregate and partition our space in a reasonable, secure manner. Those events are:

•	At least a majority of any Cable Operations’ system is not owned by one or more of the Class B Stockholders;

•	Time Warner beneficially owning less than 30% of our common stock;

•	Time Warner having the right to nominate less than three nominees to our Board of Directors;

•	Our non-compliance with the restrictions in the Restated Certificate of Incorporation regarding residential services and content services; or

•	A Class B Stockholder transferring its Class B common stock, together with its rights to designate nominees to the Board of Directors under the Stockholders’ Agreement.

The lease rates for properties Cable Operations own and lease to us are based upon comparable rents in the local market, taking into account other factors such as the term of the lease, type of space, square footage, location, and leasehold improvements funded. Generally, the leases have 15-year terms, with two five-year options to renew. For properties Cable Operations sublease to us, we pay a pro rata portion of the rent and fees payable under the primary lease. The duration of our subleases matches the duration of Cable Operation’s primary lease. In 2003, we paid Time Warner Cable $1.9 million, and paid Bright House Networks $9,000, for rentals under the Facility Lease Agreements.

Residential Support Agreement. We provide certain support services or service elements, on an unbundled basis, to Time Warner Cable for its residential telephony business. In addition, we provide limited back office support, including usage data. Time Warner Cable paid us approximately $527,000 for these services in 2003.

Time Warner Inc. License Agreement. Our use of the “Time Warner” name is subject to a license agreement with Time Warner Inc. We are also required to discontinue use of the “Time Warner” name upon:

•	Expiration of the current term on June 13, 2006 unless Time Warner Inc. agrees to renew the agreement;

•	Time Warner beneficially owning less than 30% of our common stock;

•	Time Warner having the right to nominate less than three nominees to our Board of Directors;

•	Our non-compliance with the restrictions in the Restated Certificate of Incorporation regarding residential services and content services (see “Limitation on Residential and Content Services”); or

•	The transfer by a Class B Stockholder of its Class B common stock together with its rights to designate nominees to the Board of Directors under the Stockholders’ Agreement.

If we no longer have the right to use the “Time Warner” name, we would be required to change our name to one such as “TW Telecom Inc.” or another name that does not include “Time Warner”.

Other Transactions. Affiliates of Time Warner Inc. and Bright House Networks, LLC purchase dedicated transport, switched, and data and Internet services from us. Total revenue from Time Warner Inc.’s affiliates was $33.2 million in 2003 and $31.8 million in 2002 and from Bright House Networks, LLC was $227,000 for 2003. In 2003, Time Warner Inc. and its affiliates accounted for 5% of our total revenue.

We believe that the terms and conditions, taken as a whole, of the transactions described under the headings “Capacity License Agreements,” “Facility Lease Agreements,” “Services Agreement,” “Residential Support Agreements,” “Time Warner Inc. License Agreement,” and “Other Transactions” were no less favorable to us than we could have obtained from unaffiliated parties.

The Class B Stockholders hold all of our Class B common stock and have the collective ability to control all matters requiring stockholder approval, including the election of directors. All of the Class B Stockholders are in the cable television business and may provide the same services or similar services to those we provide. There is no restriction on the Class B Stockholders’ ability to compete with us. Affiliates of Time Warner and Advance/Newhouse offer Internet access and data services for business customers that compete with our services and Time Warner Cable has competed with us to gain business customers for transport services in some of our markets. The Class B Stockholders may, now or in the future, provide these or other services in competition with our services. Our directors who are also directors, officers, or employees of the Class B Stockholders may encounter conflicts of interest in certain business opportunities available to us, and certain transactions involving us. The Class B Stockholders have not adopted any special voting procedures to deal with conflicts of interest, and we cannot assure that any conflict will be resolved in our favor.

VOTING PROCEDURES / REVOKING YOUR PROXY

You can vote your shares by mail or in person at the meeting.

To vote by mail, complete and sign your proxy card—or your broker’s voting instruction card if your shares are held by your broker—and return it in the enclosed business reply envelope.

A quorum is present if at least a majority in total voting power of the Company’s outstanding capital stock as of the record date are present in person or by proxy. Those who fail to return a proxy card or attend the meeting will not count towards determining any required majority or quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters to come before the meeting will be counted as votes against those matters. Broker non-votes as to those other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

Proxies will be revoked if you:

•	Deliver a signed, written revocation letter, dated later than your proxy, to Paul B. Jones, Secretary, at 10475 Park Meadows Drive, Littleton, Colorado 80124;

•	Deliver a signed proxy, dated later than the first one, to Wells Fargo Shareowner Services. Deliver in person to 161 N. Concord Exchange, S. St. Paul, Minnesota 55075 or by mail to P.O. Box 64854, St. Paul, Minnesota 55164-0854;

•	Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

Proxy Solicitation

We will reimburse banks, brokers, custodians, nominees, and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

Submission of Stockholder Proposals

If you wish to present a proposal for inclusion in the proxy statement and form of proxy for consideration at our 2005 annual meeting, you must submit your proposals to our corporate secretary at our principal executive office no later than January 6, 2005. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote whose notice to the Company (containing certain information specified in our bylaws) has been received at least 10 but not more than 120 days prior to the anniversary date of the preceding year’s annual meeting. If the date of an annual meeting is more than 30 days earlier or 60 days later than that anniversary date, the notice must be received no earlier than 120 days prior to the annual meeting date and not later than the later of 70 days prior to the annual meeting date or the tenth day following the date the first public announcement of the meeting date is made. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Other Business

The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

Annual Report to Stockholders and Form 10-K

Our Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (which is not part of our proxy soliciting materials) are being mailed to our stockholders with this Proxy Statement. If you share an address with another stockholder, you may only receive one set of proxy materials, including the Annual Report, Form 10-K and proxy statement, unless you have provided contrary instructions. If you wish to receive a separate copy of these materials, you may write to us at the address shown below or call us at (303) 566-1692. A copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available at www.twtelecom.com (Investor Relations) or will be provided without charge to stockholders who write to our Investor Relations Department at: Carole J. Curtin, Director—Investor Relations, Time Warner Telecom Inc., 10475 Park Meadows Drive, Littleton, CO 80124.

BY ORDER OF THE BOARD OF DIRECTORS

Paul B. Jones
Senior Vice President—General Counsel and
Regulatory Policy and Secretary

PLEASE VOTE. YOUR VOTE IS IMPORTANT.

Appendix A

Time Warner Telecom Inc.

Audit Committee Charter

Amended as of January 19, 2004

Composition

The audit committee of the Board of Directors shall be comprised of three directors of the Board of Directors, who must be independent as defined in applicable SEC rules and Nasdaq listing standards. The board or its nominating committee will appoint committee members and the committee chair and has the power to remove the members or the chair. All audit committee members must be financially literate and the chairman must be an “audit committee financial expert” as defined by the SEC in Item 401 of Regulation S-K.

Purpose

The purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company, and the quality and integrity of its financial reports. In so doing, it is the responsibility of the audit committee to maintain free and open communication among the directors, the independent auditors, the internal auditors, and the management of the Company.

Meetings

The committee will meet at least five times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele- or videoconference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see below) and executive sessions at least twice per year. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should be designed to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The committee will carry out the following responsibilities:

External Audit

•	Review, select and engage the independent auditors to audit the financial statements of the Company and its subsidiaries, subject to stockholder ratification.

•	Review the scope of the proposed audit for each year, including the procedures to be utilized, the adequacy of the independent auditor’s compensation, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the audit committee, and that they report directly to the audit committee which has the ultimate authority to engage, oversee, evaluate, and if appropriate, terminate their services with respect to issuing an audit report or other audit or attest services.

•	Assure the regular rotation of the lead audit partner in accordance with Section 10A(j) of the Securities Exchange Act.

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without other members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

•	Review the management letter to stockholders and financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other material matters required to be communicated to the committee by the independent auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of the Company’s accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

•	Review, approve, and oversee any engagement by the Company of the Company’s independent auditor for permissible audit-related and non-audit related work. The audit committee may delegate the authority approve of this work between formal meetings to the chairman or another audit committee member. That member will pre-approve all fees and report the service approved promptly to the audit committee.

•	On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take appropriate action to ensure the continuing independence of the auditors.

Internal Audit

•	Review and have final authority over the appointment, termination, or replacement of the director of internal audit, who will report directly to the audit committee.

•	Review with management and the Director-Internal Audit the charter, plans, activities, staffing, and organizational structure of the internal audit function.

•	Receive on a quarterly basis, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

Internal Control

•	Review with the independent auditors, the Company’s internal auditor and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

Compliance

•	Require management to promptly advise the audit committee of the filing of any material litigation and, when so advised, meet with Company counsel to assess the steps management has taken with respect to such material litigation.

•	Adopt a procedure for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, which must include a means for employees to submit confidential, anonymous complaints regarding questionable accounting or auditing matters; and investigate any matter brought to its attention within the scope of its duties, with the power to retain experts for this purpose if, in its judgment, that is appropriate.

•	Review compliance with the Company’s Code of Business Conduct and the operation of the Company’s Compliance Committee; as well as the Company’s Code of Ethics for Financial Management.

•	Review the disclosures contained in the Company’s Form 10-K and 10-Q reports prior to filing, including a review of the annual and quarterly financial statements with financial management and the independent auditors prior to the filing of the Forms 10-K and 10-Q to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors.

•	Review prior to issuance all public releases of material financial information including quarterly earnings releases.

•	Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

•	Review the Company’s disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee and its functions; prepare the annual audit committee report for the Company’s proxy statement; and include a copy of this Charter in the proxy statement at least triennially or the year after any significant amendment to the Charter.

Other

•	Have authority to engage outside advisors at the Company’s expense, including counsel or accounting advisors, as it determines necessary to carry out its duties and will advise the Board of Directors of its engagement of outside advisors if the committee believes that a matter referred to an outside advisor may, upon fuller review, have a material impact on the Company’s financial conditions, results of operations or business.

•	Obtain from the Company appropriate funding, as determined by the audit committee, to compensate the independent auditors for preparing the annual audit report and other audit functions, any advisers engaged by the audit committee pursuant to the above authority and any administrative expenses necessary for the committee to carry out its duties.

•	Review accounting and financial human resources and succession planning within the Company.

•	Report the results of the annual audit to the Board of Directors, inviting the independent auditors to attend the full board meeting if requested or required.

•	On an ongoing basis, review and approve all of the Company’s related party transactions for potential conflict of interest situations.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Evaluate the committee’s and individual members’ performance on a regular basis.

Appendix B

TIME WARNER TELECOM

2004 QUALIFIED STOCK PURCHASE PLAN

1. Purpose. The purpose of the Time Warner Telecom 2004 Qualified Stock Purchase Plan (the “Plan”) is to facilitate capital accumulation by Eligible Employees in the form of Common Stock of the Company and thereby to provide employee identification with and commitment to the goals of the Company. The Company intends that the Plan qualify as an “employee stock purchase plan” under section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions. Whenever used in this Plan:

A. “Board of Directors” means the Board of Directors of Time Warner Telecom Inc..

B. “Code” means the Internal Revenue Code of 1986, as amended.

C. “Committee” means the Human Resources & Benefits Committee of Time Warner Telecom, or any other individual or committee that has been delegated the authority to act by and on behalf of the Human Resources & Benefits Committee, or the Board of Directors if there is no Committee.

D. “Common Stock” means the Class A Common Stock, par value $.01 per share, of the Company.

E. “Company” means Time Warner Telecom Inc. and any subsidiary thereof.

F. “Compensation” means: the actual cash compensation paid to an Eligible Employee during a Purchase Period, including base pay, overtime, bonuses, cash incentives and commissions, but excluding relocation allowances, one-time recognition awards, fringe benefits and severance pay.

G. “Date of Offering” means each April 1 and October 1 and or such other dates as the Committee may designate for semi-annual offerings under Section 4 of this Plan. The initial Date of Offering in 2004 will be October 1, 2004.

H. “Eligible Employee” means any person who is a regular employee scheduled to work at least 20 hours per week on a regular basis as of a Date of Offering during the term of this Plan; provided, however, that “Eligible Employee” may not include any person who immediately prior to the offering on a Date of Offering: (i) is a director of the Company; or (ii) would be deemed for purposes of Code § 423(b)(3) to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. In the sole discretion of the Board of Directors, all employees who would be deemed to be “insiders” pursuant to Section 16 of the Securities Exchange Act of 1934 may be excluded from the definition of “Eligible Employee” for purposes of any one or more offerings under Section 4 of the Plan.

I. “Market Price” means the closing sale price for Common Stock (as reported in the Nasdaq National Market Issues listing published in The Wall Street Journal) on a given day or, if no sales of Common Stock were made on that day, on the next closest day within the Purchase Period on which sales were made and prices reported. If the Common Stock of the Company is not admitted to trading on a public market on the dates for which closing prices of the Common Stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified by the Committee and/or the Board of Directors.

J. “Offering Price” means eighty-five percent (85%) of the Market Price of Common Stock on a Date of Offering.

K. “Plan” means the Time Warner Telecom 2004 Qualified Stock Purchase Plan.

L. “Purchase Period” means the period beginning on a Date of Offering and ending the day prior to the next succeeding Date of Offering, during which periods payroll deductions may be made from the Compensation of Eligible Employees accepting an option under an offering hereunder for the period then ending.

M. “Purchase Price” means the aggregate purchase price for the Common Stock subject to an Eligible Employee’s option, calculated by multiplying the number of shares of Common Stock for which the Eligible Employee accepted an option pursuant to Section 5A by the Offering Price or the Alternative Offering Price (as defined in Section 11), whichever is applicable.

3. Scope of the Plan. Options to purchase shares of Common Stock may be granted by the Company to Eligible Employees during the no more than three year period commencing October 1, 2004, as hereinafter provided, but not more than 600,000 shares of Common Stock (subject to adjustment as provided in Paragraph 15) shall be purchased pursuant to such options. All options granted pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be treasury shares, newly issued shares, or both. If a registration statement or other exemption from registration is not then in effect under the Securities Act of 1933 (the “Securities Act”), the Plan shall in all cases be administered to comply with Rule 701 of the Securities Act as then in effect.

4. Offerings. Subject to the terms and conditions of this Plan, the Board of Directors through the Committee shall make an offering on October 1, 2004 (the initial Date of Offering) to Eligible Employees to purchase Common Stock under this Plan, and thereafter such offering shall be as of each subsequent Date of Offering to Eligible Employees to purchase Common Stock under this Plan. Unless the Committee approves a greater number of shares, the maximum number of shares of Common Stock that may be offered to Eligible Employees in any offering under this Plan is 100,000.

5. Amount of Common Stock Each Eligible Employee May Purchase.

A. Anything herein to the contrary notwithstanding, subject to the provisions of this Plan, and as to any offering made hereunder, each Eligible Employee shall be offered an option to purchase the number of shares of Common Stock determined as of the end of the Purchase Period that could be purchased with the payroll deductions designated by the Eligible Employee pursuant to Section 6.B, based on the lower of either the Offering Price or the Alternative Offering Price. Each Eligible Employee may designate from one percent (1%) to fifteen percent (15%) (in whole percentage points) of his or her Compensation to be deducted from his or her Compensation during the Purchase Period for the purchase of Common Stock in the offering.

B. Anything herein to the contrary notwithstanding, if any Eligible Employee offered an option to purchase shares of Common Stock hereunder would be deemed for the purposes of Code §§ 423(b)(3) and 424(d) to own stock (including the maximum number of shares of Common Stock covered by the option determined pursuant to the foregoing formula) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares of Common Stock covered by the option shall be reduced to that number of shares which, when added to the stock which such person is so deemed to own (excluding the maximum number of shares of Common Stock covered by the option determined pursuant to the foregoing formula), is less than such five percent (5%).

C. Anything herein to the contrary notwithstanding, no Eligible Employee may be granted an option under this Plan which (within the meaning of the limitation provided by Code § 423(b)(8)) would permit his or her rights to purchase stock under all qualified employee stock purchase plans of the Company to accrue at a rate in excess of $25,000 of fair market value of the Common Stock (as of the time of grant) for each calendar year for which such option is outstanding at any time. If such be the case with respect to an option under this Plan determined pursuant to the foregoing formula, such option shall be reduced to cover only the greatest number of shares an option for which may be granted within the limitation provided by Code § 423(b)(8).

D. If Eligible Employees elect, in any one offering, to accept options to an extent which would result (if options were granted on that basis) in the granting of options for that offering to purchase more than the aggregate number of shares of Common Stock specified by the Committee for that offering, the Committee shall adjust such options on a pro rata basis at the end of the Purchase Period, by applying to the number of shares for each Eligible Employee resulting from the calculation provided for in Section 11 the same percentage that results from dividing the maximum number of shares specified by the Committee for that offering by the aggregate number of shares that would result from the calculations provided in Section 11 for all Eligible Employees, so that the aggregate number of shares subject to purchase under that offering does not exceed the number of shares specified by the Committee.

6. Method of Participation.

A. The Company shall give notice to Eligible Employees of each offering of options to purchase shares of Common Stock pursuant to Paragraph 4 of this Plan and the terms and conditions for each offering, including the total number of shares available for purchase under the Plan during that offering, and such other information as the Company may determine. Such notice is subject to revision by the Company at any time prior to the Date of Offering, which is the date of grant of the option.

B. Each Eligible Employee who, in accordance with Paragraph 5.A above, desires to accept all or any part of the option to purchase shares of Common Stock under an offering shall signify his or her election to do so on a date on or before the Date of Offering, as specified in the notice of offering provided to Eligible Employees pursuant to Paragraph 4. The notice of election, or a cancellation or any revision of such notice of election, shall be in the form and manner prescribed by the Committee, which may include on-line enrollment. Each such Eligible Employee also shall authorize the Company, in the form and manner prescribed in the notice, to make payroll deductions to cover the Purchase Price of those shares of Common Stock for which he or she has elected to accept an option. Such election and authorization shall continue in effect, unless and until such Eligible Employee withdraws from this Plan, modifies his or her authorization and designation, or terminates his or her employment with the Company, as hereinafter provided.

C. Following each Date of Offering, the Company shall, as soon as practicable, provide each Eligible Employee accepting an option under the offering a notice confirming the rate of periodic payroll deductions elected by the Eligible Employee during the Purchase Period. If the elections for any offering are made through electronic enrollment pursuant to Section 6.B, the Company need not provide confirmation notices so long as the on-line enrollment process includes the capability for the Eligible Employee to print a confirmation of his or her election.

D. Any Eligible Employee who does not make a timely election as provided in Paragraph 6.B above, shall be deemed to have elected not to accept any part of such option. Such election shall be irrevocable for such offering.

7. Payroll Deductions. The payroll deductions elected by each Eligible Employee who has elected to accept the option offered to him or her shall, during the Purchase Period, be deducted from the Eligible Employee’s Compensation commencing with the first applicable payroll period beginning in the Purchase Period and continuing until the last payroll period of the Purchase Period, subject to Sections 8 and 9.

8. Right to Reduce or Stop Deductions. An Eligible Employee who has accepted an option to purchase shares of Common Stock may, at any time prior to the 30th day before the last day of the Purchase Period, direct the Company to (i) reduce his or her payroll deduction, or (ii) make no further deductions. Upon either of such actions, payroll deductions with respect to such option shall be reduced or discontinued. If the employee has directed that payroll deductions be reduced or discontinued, any sum previously deducted in respect of the offering shall be retained by the Company until the end of the Purchase Period, and shall be applied, along with any additional deductions at the reduced rate, to the exercise of the employee’s option as provided in Paragraph 11.

Any Eligible Employee who stops payroll deductions may not thereafter resume payroll deductions for the Purchase Period, and any Eligible Employee who decreases payroll deductions may not thereafter further decrease or increase such contributions, except that he or she may stop such contributions during the Purchase Period. Notification of an Eligible Employee’s election to reduce or terminate deductions to cancel an option or otherwise withdraw funds shall be made by the filing of an appropriate notice to such effect with the Company.

9. Right to Withdraw. In addition to the reduction or cessation of contributions in Paragraph 8, any Eligible Employee may direct the Company to cancel the entire option prior to the 30th day before the last day of the Purchase Period or request return of any portion of his or her account. If the employee has so directed, the Company shall stop automatically any payroll deduction for the employee and shall, as soon as practicable, refund all requested amounts credited to the account of such employee with respect to the applicable offering. Notification of an Eligible Employee’s election to cancel an option or otherwise withdraw funds shall be made by the filing of an appropriate written and signed notice to such effect with the Company.

10. Termination of Employment.

A. In the event the employment of an Eligible Employee who has accepted an option to purchase shares of Common Stock is terminated prior to conclusion of the Purchase Period, because of death, permanent disability, or retirement at or after age 65 (or earlier with the Company’s consent), the employee (or his or her legal representative, if applicable) may either:

(1) cancel the option, in which event the Company shall, as soon as practicable, refund all amounts credited to his or her account under any offering in which he or she is participating under this Plan; or

(2) elect to receive at the conclusion of the Purchase Period that number of whole shares of Common Stock (not to exceed the shares subject to the option, as the same may be adjusted hereunder) which those payroll deductions actually made are sufficient to purchase, plus the cash balance credited to his or her account, if any.

For purposes of this paragraph, “permanent disability” shall mean “disability” as defined under the Company’s long term disability plan or insurance policy as then in effect. In the absence of such plan or policy, “permanent disability” shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Company may request reasonable proof of disability.

B. The election of an Eligible Employee (or his or her legal representative, if applicable) pursuant to Paragraph 10.A above, shall be made within three months of the event causing the termination of employment, but not later than the conclusion of the Purchase Period (except in the case of death). Written and signed notification of the election shall be filed with the Company and, in the event no notification has been filed within the prescribed period, the Company shall act in accordance with provision 10.A(1) above.

C. In the event the employment of an Eligible Employee who has accepted an option to purchase shares of Common Stock is terminated for any reason other than those specified in Paragraph 10.A, the Company shall, as soon as practicable, refund all amounts credited to his or her account without interest under any offering in which he or she is participating under this Plan and such former employee shall have no right to purchase Common Stock under this Plan. Any Eligible Employee who is on a leave of absence for longer than ninety days and whose reemployment is not guaranteed either by statute or by contract shall be deemed to have terminated employment for purposes of this Plan on the ninety-first day of such absence.

11. Exercise of Option and Purchase of Shares. As of the last day of the Purchase Period, the Company shall determine an Alternative Offering Price, which shall be eighty-five percent (85%) of the Market Price of the Common Stock on such last day of the Purchase Period. Unless an Eligible Employee who has accepted an option under the offering has subsequently withdrawn from the offering pursuant to Paragraph 9 or 10.A(1) hereof, his or her option shall be deemed to have been exercised as of the last day of the applicable Purchase

Period and become on such date an irrevocable obligation to purchase Common Stock in accordance with the provisions of this Plan. The number of shares of Common Stock so purchased by each such Eligible Employee shall be determined by dividing the amount accumulated in his or her account during the Purchase Period by the lower of either the Offering Price or the Alternative Offering Price. Any difference between the amount deducted under paragraphs 6.B and 7 and the Purchase Price will be refunded to the Eligible Employee, without interest. Within 15 days after the close of each Purchase Period, the Company will credit to each Eligible Employee’s account with a brokerage firm selected by the Committee the number of shares of Common Stock, determined as set forth above, purchased by each Eligible Employee. Notwithstanding the foregoing, with an employee’s written and signed election, certificates for the number of whole shares of Common Stock purchased by the employee shall be issued and delivered to him or her (for a reasonable fee as determined under the terms of the Company’s administrative contract with the brokerage firm). No certificates for fractional shares will be issued under the Plan or any option.

12. Rights as a Stockholder. An Eligible Employee who has accepted an option to purchase shares of Common Stock under this Plan is not entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until such time as he or she actually has paid the Purchase Price for such shares and certificates have been issued to him or her in accordance with Paragraph 11 hereof.

13. Rights Not Transferable. An Eligible Employee’s rights under this Plan and options accepted by him or her hereunder are exercisable only by the Eligible Employee during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be void, and automatically shall cause the option held by the Eligible Employee to be terminated. In such event, the Company shall refund all remaining amounts credited to the account of such Eligible Employee under this Plan.

14. Administration of the Plan.

A. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determination shall be conclusive and binding on all parties.

B. If any option under this Plan shall be canceled, lapse or terminate unexercised, the number of shares of Common Stock covered thereby shall again become available for sale under this Plan during subsequent Purchase Periods.

C. In applying any provision of the Plan that provides for a refund of monies to an Eligible Employee, such refund will be issued in accordance with the payroll practices of the Company, but not more frequently than once per month.

15. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and Offering Price of shares under option but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.

16. Registration of Certificates. Stock certificates may be registered in the name of the Eligible Employee, or, if he or she so designates, in the Eligible Employee’s name jointly with another individual, with right of survivorship.

17. Amendment of Plan. The Board of Directors may at any time amend this Plan in any respect that does not adversely affect the rights of Eligible Employees pursuant to options accepted under the Plan, except that, without stockholder approval on the same basis as required by paragraph 21.A, no amendment shall be made

(i) increasing the number of shares to be reserved under this Plan, (ii) decreasing the Offering Price, or (iii) changing employees eligible to participate in the Plan, and no amendment may be made requiring stockholder approval under any applicable stock exchange rules without obtaining stockholder approval Plan amendments may be communicated to Eligible Employees by Company mail, Company electronic mail or by posting a copy of the amended plan on the Company’s intranet or public drive. Upon request, the Company will provide an Eligible Employee with a paper copy of the Plan, as amended to the date of request.

18. Termination of the Plan. This Plan shall consist of an offering commencing October 1, 2004 and ending March 31, 2005, and thereafter consecutive semi-annual offerings beginning on the applicable Date of Offering each year. All rights of Eligible Employees in any offering hereunder shall terminate at the earlier of the conclusion of the last Purchase Period authorized herein on September 30, 2007 or:

A. On the day that Eligible Employees participating in offerings made under this Plan become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase under the Plan; or

B. At any time, at the discretion of the Board of Directors after thirty days’ notice has been given to the employees.

Upon termination of this Plan, shares of Common Stock shall be issued to Eligible Employees in accordance with Paragraph 10.A, and cash, if any, remaining in the accounts of the Eligible Employees shall be refunded to them without payment of interest, as if the Plan were terminated at the end of a Purchase Period.

19. Governmental Regulations and Listing. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, where applicable and without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable under options on the last day of the Purchase Period applicable to such options, options (and if such a registration statement shall not be effective at such time as it is required to be, the term of such options and the Purchase Period may, at the Company’s sole discretion, be extended as the Company deems appropriate) or there being an exemption from registration available in the Company’s sole judgment. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the Nasdaq Stock Market, a national stock exchange, or other public market on which the Common Stock trades covering the shares of Common Stock under the Plan upon official notice of issuance.

20. Tax Consequences. No income is recognized by an Eligible Employee when the option is granted, or when the option is exercised. However, the Eligible Employee must include as ordinary taxable income at the time of sale or other taxable disposition of the Common Stock, the 15% discount of the option price (equal to the lesser of: (1) the amount, if any, by which the fair market value of the Common Stock when the option was granted exceeds the option price; or (2) the amount, if any, by which the Common Stock’s fair market value at the time of such disposition or death exceeds the exercise price paid). In general, the Eligible Employee also will recognize capital gain on any increase in fair market value in the Common Stock (in excess of the Employee’s basis in the Common Stock), if the disposition occurs at least two years after the date on which the option is granted and if the Eligible Employee has held the Common Stock at least twelve months (the “Holding Period”). If the Eligible Employee disposes of the Common Stock acquired by an exercise of an option under the Plan before the expiration of the Holding Period, the Eligible Employee must recognize as ordinary compensation income in the year of the disposition the difference between the Common Stock’s option price and the fair market value on the date exercised. The tax consequences of participation in the Plan may change as a result of changes in the Internal Revenue Code and the regulations thereunder after the date of adoption of the Plan.

21. Miscellaneous.

A. This Plan shall be submitted for approval by the stockholders of the Company no later than 12 months from the date of adoption of the Plan by the Board of Directors in accordance with standard corporate procedures. Exercise of options accepted prior thereto is subject to the condition that prior to such date this Plan shall be approved by such stockholders in the manner contemplated by Code § 423(b)(2). If not so approved prior to such date, this Plan shall terminate, all options hereunder shall be canceled and be of no further force or effect, and the Company shall, as soon as practicable, refund to all Eligible Employees, all sums credited to their respective accounts in accordance with Paragraph 7 hereof without interest.

B. This Plan shall not be deemed to constitute a contract of employment between the Company and any Eligible Employee, nor shall it interfere with the right of the Company to terminate any Eligible Employee and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

C. This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Colorado, and in accordance with the applicable provisions of Code §§ 421 and 423 and all related Code sections applicable to a qualified “employee stock purchase plan.”

D. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

E. If any one or more of the terms, conditions or provisions or any part hereof contained in this Plan shall for any reason or to any extent be held invalid, illegal or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the remainder of such terms, conditions or provisions, or any other provision of this Plan, and this Plan shall be construed as if the invalid, illegal or unenforceable term, condition or provision had never been contained herein, and each term, condition or provision shall be valid and enforced to the fullest extent permitted by law.

F. The Company shall be excused from performing any obligation required of it by the terms of this Plan, to the extent and for so long that such performance is prevented by acts of God, floods, storms, earthquakes, fires, labor disputes, acts of war, restraint of trade or state or federal government, and inability to obtain supplies, manpower or transportation or by any similar cause or causes beyond the Company’s reasonable control, provided that the Company’s performs any obligation excused by this section as soon as practicable after the cause of the delay is removed.

IN WITNESS WHEREOF, the duly authorized representatives of the Company have executed this Plan, effective March 25, 2004.

TIME WARNER TELECOM INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 3, 2004

9:00 a.m. MDT

Denver Marriott South

10345 Park Meadows Drive

Littleton, Colorado 80124

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[TIME WARNER LOGO]

10475 Park Meadows Drive, Littleton, Colorado 80124

proxy

The Board of Directors solicits this proxy for use at the Annual Meeting on Thursday, June 3, 2004.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1,2, and 3.

By signing the proxy, you revoke all prior proxies and appoint Paul Jones, David Raynar, and Mark Peters, and each of them, with full power of substitution, to vote all your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

(to be signed and dated on the other side)

See reverse for voting instructions.

VOTING INSTRUCTIONS

Mark, sign, and date your proxy card and return it in the postage-paid envelope provided so that it is received by June 2, 2004.

Thank you for voting.

òPlease detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1. Election of directors:
01 Larissa I. Herda	04 Spencer B. Hays	07 Anthony R. Muller	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
02 Glenn A. Britt	05 Robert D. Marcus	08 Theodore H. Schell
03 Richard J. Davies	06 Robert J Miron	09 Mary Agnes Wilderotter

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of Time Warner Telecom Inc. 2004 Qualified Stock Purchase Plan.	☐ For ☐ Against ☐ Abstain

3. Ratification of appointment of Ernst & Young LLP to serve as Company’s independent Auditors in 2004.	☐ For ☐ Against ☐ Abstain

4. In their discretion, to vote upon other matters properly coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” ITEMS 1, 2, AND 3

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.